UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2016

BOSTON PROPERTIES, INC.

(Exact Name of Registrant As Specified in Charter)

Delaware	1-13087	04-2473675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Third Amended and Restated By-laws and Amended and Restated Corporate Governance Guidelines

The Board of Directors (the “Board”) of Boston Properties, Inc. (the “Company”) approved the Third Amended and Restated By-laws (the “Amended and Restated By-laws”) of the Company, which became effective immediately following the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”) that was held on May 17, 2016. The Amended and Restated By-laws include amendments that (1) formally establish the honorary title of Chairman Emeritus, which Mr. Mortimer B. Zuckerman now holds following the 2016 Annual Meeting, and revise certain provisions regarding the Chairman of the Board, (2) provide for the Court of Chancery of the State of Delaware to be the sole and exclusive forum for any stockholder to bring certain claims, (3) clarify the authority of the presiding officer and the Board with respect to procedural matters relating to annual meetings of stockholders and (3) make certain other technical changes. The exclusive forum provision included in the Amended and Restated By-laws generally provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (1) any derivative action or proceeding on behalf of the Company, (2) any action asserting a claim of, or a claim based on, breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Company to the Company or the Company’s stockholders, (3) any action asserting a claim against the Company or any current or former director, officer, employee or stockholder of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s charter or by-laws, or (4) any action asserting a claim against the Company or any current or former director, officer, employee or stockholder of the Company governed by the internal affairs doctrine.

The foregoing description of the Amended and Restated By-laws is qualified in its entirety by reference to a copy of such Amended and Restated By-laws filed as Exhibit 3.1 to this Form 8-K, which is incorporated by reference herein. In addition, a version of the Amended and Restated By-laws that has been marked to show the changes from the by-laws of the Company that were previously in effect is included as Exhibit 3.2 and is incorporated herein by reference.

The Board also amended and restated the Company’s Corporate Governance Guidelines primarily to reflect the previously announced change to the Board’s leadership structure that became effective at the 2016 Annual Meeting pursuant to which the Board will operate without a formally elected Chairman as a result of Mr. Zuckerman’s transition to Chairman Emeritus. Effective immediately following the 2016 Annual Meeting, Mr. Joel I. Klein is serving as the lead independent director of the Board. A full copy of the Company’s Corporate Governance Guidelines is posted on the Company’s website at http://www.bostonproperties.com under the heading “Corporate Governance” and subheading “Governance Guidelines.”

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting, the stockholders of the Company were asked to (1) elect Bruce W. Duncan, Karen E. Dykstra, Carol B. Einiger, Dr. Jacob A. Frenkel, Joel I. Klein, Douglas T. Linde, Matthew J. Lustig, Alan J. Patricof, Owen D. Thomas, Martin Turchin and David A. Twardock to the Company’s Board of Directors, (2) cast a non-binding, advisory vote on named executive officer compensation, as disclosed in the Company’s proxy statement pursuant to Item 402 of Regulation S-K, and (3) ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

At the 2016 Annual Meeting, the stockholders elected all eleven director nominees, approved the advisory resolution on the compensation of the Company’s named executive officers and ratified the appointment of PWC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

The following is a statement of the number of votes cast for and against each director nominee and other matter. In addition, the following also sets forth the number of abstentions and broker non-votes with respect to each director nominee and other matter, as applicable.

	For	Against	Abstain	Broker Non-Votes
Election of Directors
Bruce W. Duncan	88,451,226	48,270,104	16,076	3,553,295
Karen E. Dykstra	135,568,714	1,155,508	13,184	3,553,295
Carol B. Einiger	132,692,826	4,030,788	13,792	3,553,295
Dr. Jacob A. Frenkel	133,256,201	3,465,267	15,938	3,553,295
Joel I. Klein	133,622,022	3,100,371	15,013	3,553,295
Douglas T. Linde	131,527,884	5,194,890	14,632	3,553,295
Matthew J. Lustig	133,955,844	2,740,717	40,845	3,553,295
Alan J. Patricof	128,475,008	8,247,128	15,271	3,553,295
Owen D. Thomas	133,546,326	3,175,227	15,854	3,553,295
Martin Turchin	132,639,245	4,082,341	15,821	3,553,295
David A. Twardock	129,158,048	7,563,128	16,229	3,553,295

	For	Against	Abstain	Broker Non-Votes
Non-binding, advisory vote on named executive officer compensation	124,292,721	12,380,597	64,087	3,553,295

Ratification of appointment of PWC	138,334,455	1,942,269	13,977	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

*3.1	Third Amended and Restated By-laws of Boston Properties, Inc.

*3.2	Third Amended and Restated By-laws of Boston Properties, Inc. (marked to show changes)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: May 18, 2016	By:	/s/ Michael E. LaBelle
Michael E. LaBelle
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

*3.1	Third Amended and Restated By-laws of Boston Properties, Inc.

*3.2	Third Amended and Restated By-laws of Boston Properties, Inc. (marked to show changes)

*	Filed herewith.